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                                                                  EXHIBIT 3.1(L)


                            ARTICLES OF INCORPORATION

                                       OF

                        CASTLE & COOKE SIERRA VISTA, INC.

                                   ----------

         The undersigned, being a natural person of full age and acting as the incorporator for the purpose of forming the business corporation hereinafter named pursuant to the provisions of the Corporations Code of the State of California, does hereby adopt the following articles of incorporation:

         FIRST : The name of the corporation (hereinafter referred to as the "corporation") is CASTLE & COOKE SIERRA VISTA, INC.

         SECOND : The existence of the corporation is perpetual.

         THIRD : The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         FOURTH : The name and the complete business or residence address within the State if California of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the General Corporation Law of the State of California are as follows:

      NAME                                                    Address
      ----                                                    -------
J. Brett Tibbitts                                     31355 Oak Crest Drive
                                                      Westlake Village, CA 91361

         FIFTH : The total number of shares which the corporation is authorized to issue is One Thousand (1,000), all of which are one class and are Common shares.

         The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

         SIXTH : In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal


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of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

         SEVENTH : The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         EIGHTH : The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Signed on June 8, 1992

                                              /s/ Theresa L. Hoover
                                              ---------------------------------
                                              Theresa L. Hoover
                                              Incorporator

                                      2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        CASTLE & COOKE SIERRA VISTA, INC.
                            a California corporation

Patricia A. McKay and Theresa L. Hoover certify that:

1. They are the Vice President and Assistant Secretary, respectively, of Castle & Cooke Sierra Vista, Inc., a California corporation.

2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

         "FIRST: The name of the corporation is DOLE ARIZONA DRIED FRUIT AND NUT COMPANY.

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own true knowledge.

Dated: March 18, 1996.

                                                 /s/ Patricia A. McKay
                                                 -------------------------------
                                                 Patricia A. McKay
                                                 Its Vice President

                                                 /s/ Theresa L. Hoover
                                                 -------------------------------
                                                 Theresa L. Hoover
                                                 Its Assistant Secretary